                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                               Gentex Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           [GENTEX CORPORATION LOGO]





                            600 N. Centennial Street
                             Zeeland, Michigan 49464

                          NOTICE OF 2001 ANNUAL MEETING
--------------------------------------------------------------------------------

         The Annual Meeting of the Shareholders of Gentex Corporation, a Michigan corporation, will be held at the Amway Grand Plaza Hotel, Pantlind Ballroom, Pearl at Monroe, Grand Rapids, Michigan, on Wednesday, May 16, 2001, at 4:30 p.m. E.D.S.T., for the following purposes:

         1.       To elect three directors as set forth in the Proxy Statement.

         2. To act upon a proposal to approve the Gentex Corporation Second Restricted Stock Plan.

         3. To transact any other business that may properly come before the meeting.

         Shareholders of record as of the close of business on March 23, 2001, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. You may withdraw your Proxy at the meeting if you are present and desire to vote your shares in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS


April 11, 2001                         Connie Hamblin
                                       Secretary

                               GENTEX CORPORATION

                            600 N. Centennial Street
                             Zeeland, Michigan 49464


                       PROXY STATEMENT FOR ANNUAL MEETING
                     OF SHAREHOLDERS TO BE HELD MAY 16, 2001


SOLICITATION OF PROXIES

         This Proxy Statement is being furnished on or about April 11, 2001, to the shareholders of Gentex Corporation in connection with the solicitation by the Board of Directors of the Corporation of Proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, May 16, 2001, at 4:30 p.m., at the Amway Grand Plaza Hotel, Pantlind Ballroom, Pearl at Monroe, Grand Rapids, Michigan.

         Each shareholder, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting. The use of Proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend in person.

         If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy, unless the Proxy is revoked. If no choice is specified, the shares represented by Proxy will be voted for the election of all nominees named in the Proxy and for proposals described in this Proxy Statement. Any shareholder executing and returning the form of Proxy which accompanies this Proxy Statement may revoke the Proxy, at any time before it has been exercised, by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent proxy or attending the meeting and voting in person.

         The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE

         March 23, 2001, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 74,492,847 shares of the Company's common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

ELECTION OF DIRECTORS

         The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board. The Board has fixed the number of directors at eight. The Articles of Incorporation also specify that the Board of Directors be divided into three classes, with the classes to hold office for staggered terms of three years each. John Mulder and Mickey Fouts are incumbent directors previously elected by shareholders, and they are nominees for re-election to a three-year term expiring in 2004. Frederick Sotok, who was elected by the Board during the preceding year, has been nominated for election by shareholders to a three-year term expiring in 2004.

         Unless otherwise specifically directed by a shareholder's marking on the Proxy card, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

         Under Michigan law, directors are elected by a plurality of votes cast by shareholders. Therefore, the three nominees who receive the largest number of affirmative notes will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

         The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

         The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors.


-------------------------------------------------------------------------------------------------------------------
   NAME, (AGE) AND POSITION                                      BUSINESS EXPERIENCE PAST FIVE YEARS
-------------------------------------------------------------------------------------------------------------------
                                 NOMINEES FOR TERMS TO EXPIRE IN 2004
-------------------------------------------------------------------------------------------------------------------
Mickey Fouts (69)                                            Mr. Fouts has been Chairman of the Board, Equity
  Director since 1982                                        Services Company (investment services), Castle Rock,
                                                             CO, for more than five years. In addition, he was
                                                             Chairman of the Board and interim C.E.O. of American
                                                             Consolidated Growth Capital (temporary services),
                                                             Denver, CO, from January to June of 1996.

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
NAME, (AGE) AND POSITION                                    BUSINESS EXPERIENCE PAST FIVE YEARS
-------------------------------------------------------------------------------------------------------------------
                                    NOMINEES FOR TERMS TO EXPIRE IN 2004
-------------------------------------------------------------------------------------------------------------------
John Mulder (64)                                             Mr. Mulder is the Vice President - Customer Relations
  Director since 1992                                        of Gentex Corporation, and has held that position
                                                             since February 2000. Previously, he was Senior Vice
                                                             President - Automotive Marketing from September 1998
                                                             to February 2000. Prior to September 1998, he was Vice
                                                             President - Automotive Marketing for more than five
                                                             years.


Frederick Sotok (66)                                         Mr. Sotok was Executive Vice President and Chief
  New Director                                               Operating Officer of Prince Corporation (manufacturer
                                                             of automotive interior parts that was acquired by
                                                             Johnson Controls, Inc, in 1996) from October 1977 to
                                                             October 1996. Mr. Sotok is also a director of Clarion
                                                             Technologies, Inc.

                                   DIRECTORS WHOSE TERMS EXPIRE IN 2003
Fred Bauer (58)                                              Mr. Bauer is the Chairman and Chief Executive Officer
   Director since 1981                                       of Gentex Corporation, and he has held that position
                                                             for more than five years.

Leo Weber (71)                                               Since 1990, Mr. Weber has been engaged in the
   Director since 1991                                       consulting business as L. L. Weber & Associates, West
                                                             Bloomfield, MI. Previously, he was the President of
                                                             Robert Bosch Corporation, Farmington Hills, MI
                                                             (manufacturer of sophisticated automotive components).

                                  DIRECTORS WHOSE TERMS EXPIRE IN 2002
Arlyn Lanting (60)                                           Mr. Lanting is the Vice President - Finance of Aspen
   Director since 1981                                       Enterprises, Ltd., Grand Rapids, MI (real estate
                                                             investments), and he has held that position for more
                                                             than five years.

Kenneth La Grand (60)                                        Mr. La Grand is the Executive Vice President of
   Director since 1987                                       Gentex Corporation, and he has held that position for
                                                             more than five years.

Ted Thompson (71)                                            Mr. Thompson is the Chairman of X-Rite, Incorporated,
   Director since 1987                                       Grandville, MI (a manufacturer of light and
                                                             color-measuring instruments), and he has held that
                                                             position for more than five years. Mr. Thompson is
                                                             also a director of X-Rite, Incorporated.

-------------------------------------------------------------------------------------------------------------------


         Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors, and executive officers of the Company.

           During 2000, the Board of Directors met on four occasions. All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and Board committees on which they served, except for Mr. Thompson who attended seven of ten meetings, or 70 percent.

         The Company has a Compensation Committee comprised of Messrs. Bauer, Lanting and Thompson. The Compensation Committee is responsible for administering the Company's stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. The Compensation Committee met five times during the fiscal year ended December 31, 2000.

         In addition, the Company has an Executive Committee comprised of Messrs. Bauer, Lanting and La Grand which is authorized to act on behalf of the Board between full Board meetings, to the extent permitted by law. This Committee did not meet during the fiscal year ended December 31, 2000.

         The Company also has an Audit Committee, which during the fiscal year ending December 31, 2000, was comprised of Messrs. Lanting and Weber. In March 2001, the Board of Directors appointed Messrs. Weber, Sotok and Thompson, each of whom are independent of management and the Company, as determined in accordance with applicable regulatory requirements, including the current listing standards of the Nasdaq National Market. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the following "Report of the Audit Committee." The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

         The Company does not have a standing nominating committee.


                          REPORT OF THE AUDIT COMMITTEE

         Management has the primary responsibility for the Company's financial statements and the reporting process, including the systems of internal controls. The Board of Directors has oversight responsibility for the financial reporting process, and the Board has delegated some of that responsibility to the Audit Committee as provided in its Charter (see Appendix A). In fulfilling its responsibilities, the Committee has reviewed the audited financial statements in the Annual Report to Shareholders with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee has reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including those contained in Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, which we received from our independent auditors, and considered the compatibility of non-audit services with the auditor's independence.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during calendar year 2000.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, and Annual Report to Shareholders for filing with the Securities and Exchange Commission. The Committee and the Board have also selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001.


                                            Audit Committee Members:

                                            Arlyn Lanting, Audit Committee Chair
                                            Leo Weber, Audit Committee Member

March 2, 2001

                 PROPOSAL TO ADOPT SECOND RESTRICTED STOCK PLAN

         In 1991, the shareholders of the Company approved the Restricted Stock Plan providing for awards of common stock of the Company to key employees. The maximum number of shares that may be subject to awards under such plan was 200,000 shares of the Company's common stock, adjusted to 1,600,000 shares to reflect three two-for-one stock splits. The Restricted Stock Plan terminated on March 1, 2001, in accordance with its terms. At the time of termination, at March 1, 2001, 1,433,800 shares had been awarded under the Restricted Stock Plan.

         Effective March 2, 2001, the Board of Directors took action to adopt the Second Restricted Stock Plan, subject to approval of the Company's shareholders. The Second Restricted Stock Plan does not require the Plan to be administered by a committee of "disinterested persons" as did the Restricted Stock Plan. Instead, the Second Restricted Stock Plan is administered by a Committee appointed by the Board of Directors consisting of three (3) directors. Shareholders will be asked to consider and approve the Second Restricted Stock Plan at the annual meeting. The following paragraphs summarize the principal features of the Second Restricted Stock Plan, and the full text of that plan is appended to this Proxy Statement as Appendix B.


Purpose

         The purpose of the Second Restricted Stock Plan is to reward outstanding achievements by key employees of the Company, to provide an incentive for employees to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining key personnel through ownership of shares of the Company's common stock. Each award is subject to a restriction period which is the time over which the award is to vest. The restriction period for awards is determined by the Committee and is six (6) months to ten (10) years in duration. In the event, however, a participant engages in any activity competitive to the business of the Company, the participant is required to pay to the Company the economic benefits derived from awards he or she received under the Plan that were not vested as of, or were granted after, a date that is four (4) years prior to the date competitive activity commenced.


Eligibility and Administration

         The Second Restricted Stock Plan is administered by a Committee appointed by the Board of Directors. The Committee is responsible for operation of the Second Restricted Stock Plan and is authorized to determine which of the Company's employees are entitled to participate in the Plan and the extent of the participation. Awards granted at different times or to different persons need not contain similar provisions. As of March 27, 2001, three employees, including one officer, have been granted awards under the Second Restricted Stock Plan.

Shares Subject to the Second Restricted Stock Plan

         The Second Restricted Stock Plan provides that a maximum of 500,000 shares of the Company's common stock, par value $.06 per share, are authorized for award under the Second Restricted Stock Plan, and 486,000 shares currently remain available for grants. Shares may be supplied to satisfy the requirements of awards granted under the Second Restricted Stock Plan out of shares held in treasury, authorized but unissued shares, or partly out of each. Shares which have been subject to awards, but which have been forfeited, as provided in the Second Restricted Stock Plan, shall be added to the shares otherwise available for awards under the Second Restricted Stock Plan. The Second Restricted Stock Plan provides appropriate adjustments in the number of shares resulting from a subdivision or consolidation of shares or other capital adjustment, or payment of stock dividend or other increase or decrease in such shares, effective without receipt of consideration by the Company. The Committee may, in its discretion, provide for the acceleration of the period of time over which awards vest. If awards are granted containing provisions for acceleration of exercised rights in the event of a merger or consolidation of the Company, the effect may be to discourage attempts to acquire control of the Company which shareholders may deem to be in their best interests.

Amendment and Termination

         The Second Restricted Stock Plan will terminate automatically on March 2, 2011, unless earlier terminated by the Board of Directors. The Board of Directors may terminate or amend the Second Restricted Stock Plan at any time, or from time to time, as it deems proper and in the best interests of the Company; provided, however, that no amendment may alter the aggregate number of shares that may be issued under the Second Restricted Stock Plan, modify the eligibility requirements set forth therein, or impair any rights or obligations pursuant to outstanding awards.

Summary of Federal Income Tax Consequences

         The following paragraph summarizes the federal income tax consequences with respect to awards under the Second Restricted Stock Plan, based on management's understanding of the existing federal income tax laws. No tax consequences will result to the participant or the Company from the grant of the award to the participant. Instead, the participant will recognize gain or loss when the shares received are vested. The amount of income recognized is equal to the fair market value of the shares at the time of vesting, less any amounts the participant paid for the shares. The participant may, however, choose to file a special election to accelerate the recognition of income to the time when the stock is first received.

         The Company generally will be entitled to a deduction with respect to an award in an amount equal to the income recognized by the participant in the year the participant recognizes income.

         The rules governing the tax treatment of awards under the Second Restricted Stock Plan are quite technical. Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

         The affirmative vote of a majority of the Company's outstanding common stock represented and voted at the annual meeting is required to approve adoption of the Second Restricted Stock Plan. Since a majority of the votes cast is required for approval, any negative votes will necessitate offsetting affirmative votes to assure approval. Any ballot or proxy marked "abstain" and any broker nonvote will be counted as a negative vote. Votes will be counted by Inspectors of Election appointed by the presiding officer at the annual meeting.

         The Board of Directors recommends a vote FOR adoption of the Second Restricted Stock Plan.


SECURITIES OWNERSHIP OF MANAGEMENT

         The following table contains information with respect to ownership of the Company's common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption Executive Compensation, and all directors and executive officers and directors as a group. The content of this table is based upon information supplied by the Company's officers, directors, and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of March 1, 2001.

                                                     AMOUNT AND NATURE OF OWNERSHIP
                                              ---------------------------------------------
                                                SHARES BENEFICIALLY        EXERCISABLE            PERCENT
NAME OF BENEFICIAL OWNER                             OWNED (1)             OPTIONS (2)            OF CLASS
--------------------------------------------- ------------------------ -------------------- ---------------------
Dennis Alexejun                                            9,775                6,400                  *

Fred Bauer                                             3,423,468              213,004                4.6%

John Carter                                               43,140                2,200                  *

Mickey E. Fouts                                           30,000               30,000                  *

Enoch Jen                                                100,881               41,200                  *

Arlyn Lanting                                            602,050 (3)          186,000                  *

Kenneth La Grand                                         620,300 (4)          142,052                  *

John Mulder                                              166,697               24,999                  *

Frederick Sotok                                            9,938 (5)            3,590                  *

Ted Thompson                                             237,000              197,000                  *

Leo Weber                                                 91,300               70,000                  *

All directors and executive officers
     as a group (11 persons)                           5,334,549              916,445                7.2%
--------------------------------------------- ------------------------ -------------------- ---------------------

*Less than one percent.

(1) Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2) This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3) Includes 400,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares. Also includes 25 shares owned by Mr. Lanting's spouse through a partnership, and Mr. Lanting disclaims beneficial ownership of those shares.

(4) Includes 50,000 shares held in a trust established by Mr. La Grand's spouse, and Mr. La Grand disclaims beneficial ownership of those shares. Also includes 4,804 shares held in trust by Mr. La Grand's spouse for Mr. La Grand's grandchildren, and Mr. La Grand disclaims beneficial ownership of these shares.

(5) Includes 174 shares owned by Mr. Sotok's spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

EXECUTIVE COMPENSATION

         The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to the Company's four most highly compensated executive officers other than the chief executive officer.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------
                                                                                  LONG TERM
                                                                                COMPENSATION
                                                                  ------------------------------------------
                                       ANNUAL COMPENSATION                    AWARDS               PAYOUTS
                                  ------------------------------- ------------------------------- ----------
                                                                    RESTRICTED      SECURITIES                  ALL OTHER
                                    SALARY      BONUS     OTHER        STOCK        UNDERLYING       LTP       COMPENSATION
EXECUTIVE                  YEAR       ($)        ($)       ($)      AWARD($)(1)     OPTIONS(#)       ($)          ($)(2)
------------------------- ------- ----------- --------- --------- ---------------- -------------- ---------- -----------------
Fred Bauer                2000    298,510     63,441                    --            72,000                      4,554
Chairman and CEO          1999    287,230     62,470                    --            65,000                      4,650
                          1998    283,126     53,791                    --            50,000                      4,127


Kenneth La Grand          2000    190,138     75,411                    --            12,000                      4,416
Executive Vice            1999    175,186     49,546                    --            24,000                      4,399
President                 1998    172,164     43,366                  168,375         24,000                      3,876


Dennis Alexejun           2000    143,722     45,546                    --            13,200                      3,687
Vice President,
North American
Automotive
Marketing (3)

John Carter               2000    153,133     46,518                  217,549         12,500                      3,223
Vice President
Engineering /
Mechanical (3)

Enoch Jen                 2000    116,321     51,539                    --            16,000                      4,338
Vice President,           1999    110,762     49,215                    --            15,000                      4,251
Finance & Treasurer       1998    107,856     43,398                  212,674         24,000                      3,740
------------------------- ------- ----------- --------- --------- ---------------- -------------- ---------- -----------------

(1) Represents the aggregate market value at the date of grant for shares of common stock awarded under the Company's Restricted Stock Plan. Assuming continued employment with the Company, restrictions on shares lapse one-third each on the 4th, 5th, and 6th anniversaries of the grant in the case of Ken La Grand, and upon the expiration of five years from the date of grant in all other cases. Dividends will be paid on these shares if, and to the same extent, paid on the Company's common stock generally. At the close of the Company's fiscal year, the following officers held the following number of restricted shares with the corresponding net market values: K. La Grand 25,334 shares for $471,846, John Carter 22,500 shares for $419,063, and E. Jen 13,000 shares for $242,125.

(2) These amounts represent the sum of "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributed to each named executive officer.

(3) The Company named Dennis Alexejun and John Carter as executive officers in March of 2000.


         The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                                 ------------------------------------------------------------------
                                  NUMBER OF
                                 SECURITIES,   PERCENT OF OPTIONS     EXERCISE                        GRANT DATE
                                  UNDERLYING           TO              PRICE         EXPIRATION      PRESENT VALUE
EXECUTIVE                        OPTIONS(#)(1)   ALL EMPLOYEES       ($/SH)(2)          DATE            ($)(3)
-------------------------------- ------------- ------------------- --------------- ---------------- ----------------
Fred Bauer                          72,000            7.9%             26.250          8/18/07          941,400

Kenneth La Grand                    12,000            1.3%             25.813          9/25/07          154,289

Dennis Alexejun                     13,200            1.5%             25.813          9/25/07          169,718

John Carter                         12,500            1.4%             25.125          6/26/07          156,434

Enoch Jen                           16,000            1.8%             37.063          3/31/07          295,378
-------------------------------- ------------- ------------------- --------------- ---------------- ----------------

(1) These options become exercisable, so long as employment with the Company continues, for twenty percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2) The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3) Based on the Black-Scholes option valuation model, assuming volatility of 54 percent, a risk-free rate of return equal to seven-year treasury bonds, a dividend yield of zero, and an exercise date of seven years after grant. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The ultimate value of options will depend on the Company's success, as reflected by an increase in the price of its shares, which will inure to the benefit of all shareholders.

The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.


       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                           SHARES                            OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON        VALUE               YEAR-END (#)                 FISCAL YEAR-END ($)
                          EXERCISE       REALIZED              ------------                 -------------------
EXECUTIVE                    (#)            ($)        EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
---------------------- --------------- -------------- ------------- ------------------ ----------------- -------------
Fred Bauer                      --              --       213,004         183,996         2,066,650          359,597

Kenneth La Grand            40,000         858,768       142,052          68,400         1,385,746          218,055

Dennis Alexejun                 --              --         6,400          28,800            17,876           26,814

John Carter                  5,120          62,560         2,200          33,460                --           62,360

Enoch Jen                   13,599         324,625        25,401          59,996           153,100          205,867
---------------------- --------------- -------------- ------------- ------------------ ----------------- -------------


                          EXECUTIVE COMPENSATION REPORT

         Responsibility for the Company's executive compensation program has been delegated by the Board of Directors to the Compensation Committee, except for compensation of the chief executive officer, which is determined by the Board based on recommendations from the Committee. This Committee is comprised of three members: two independent outside directors and the Chief Executive Officer (C.E.O.).

         The executive compensation program is composed of three elements: base salary, annual bonus, and stock-based incentives. These elements are utilized to accommodate several objectives:

         - Provide the means to attract, motivate, and retain executive management personnel.

         - Provide long-term success by focusing on continuing technical development and improvement in customer satisfaction.

         - Provide base salary compensation that is competitive in the market for managerial talent.

         - Provide annual bonus compensation reflective of both individual achievement and overall Company performance.

         - Provide stock-based incentive compensation that focuses on long-term Company performance and aligning the interests of management with the interests of shareholders.

         Base salary compensation for executive officers is predicated primarily on competitive circumstance for managerial talent and positions reflecting comparable responsibility. These competitive circumstances are determined from local, regional, and national surveys of employers comparable to the Company in size, stage of development, and industry. Historically, base salaries for executive officers have been relatively low, and stock-based incentives have received more emphasis, reflecting the entrepreneurial, high growth rate stage of the Company's development. Base salary decisions for executive officers other than the C.E.O. are determined by C.E.O. F. Bauer. The base salary for C.E.O. Bauer for 2000 was recommended by the Committee (without participation by C.E.O. Bauer) and approved by the Board of Directors. The Committee's recommendation was made after reviewing survey information from several sources, textual materials regarding executive compensation strategies in general, the past and expected contributions of C.E.O. Bauer to the Company's progress, the quality, loyalty, and performance of the management team assembled and led by him, and the relationships between his salary and the average salary levels for the Company's hourly paid workers, salaried employees, and executive officers.

         Annual bonus compensation for executive officers is composed of two elements: payments under the Company's Gain Sharing Bonus Plan and performance bonuses. All employees of the Company, including executive officers, are eligible to share in the Company's Gain Sharing Bonus Plan after the first three months of employment. A percentage of pretax income, in excess of an established threshold for shareholder return on equity, is distributed quarterly to eligible employees. The amount to be distributed is allocated among all eligible employees in proportion to the salary or wages (including overtime) paid to those employees during the quarter. In addition, performance bonuses are paid to various managerial employees, including executive officers, based upon individual performance during the year and the overall performance of the Company during the year. Regarding 2000, C.E.O. F. Bauer evaluated the performance of each executive officer, sometimes in consultation with other officers, and determined performance bonuses predicated approximately one-half on the individual's achievements and contributions to Company success, and one-half on the overall performance of the Company for the year. C.E.O. F. Bauer participated in the Gain Sharing Plan along with all other eligible employees.

         Stock-based incentive compensation is intended to align the interests of shareholders and senior management by making the managers shareholders in a significant amount, and providing them incentives to work to increase the price of the Company's shares by granting them options to acquire additional shares. Generally, restricted stock grants are subject to forfeiture if the executive officer does not continue employment with the Company for the period specified at the time of grant. Similarly, stock options become exercisable generally for a portion of the shares after one year and for additional portions each year thereafter, subject, however, to the requirement that the optionee must be employed by the Company at the time of exercise. During 2000, stock options were awarded to executive officers, other than the C.E.O., by the Committee, based upon recommendations from C.E.O. F. Bauer, taking into consideration for each executive the scope of responsibility, contributions to success in prior periods, ability to influence success in the future, and demonstrated ability to achieve agreed-upon goals. In addition, the Board approved the recommendation of the Committee (arrived at without the participation of Mr. Bauer) to grant C.E.O. F. Bauer an option to acquire 72,000 shares of the common stock, based upon the Committee's evaluation of his management of the Company's other managerial employees and his desire to receive bonus compensation in the form of options rather than cash.

                                        Compensation Committee Members:

                                               Fred Bauer
                                               Arlyn Lanting
                                               Ted Thompson

                             STOCK PERFORMANCE GRAPH

         The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on The NASDAQ Stock Market(R) index (all U.S. companies) and the Dow Jones Index for Automobile Parts and Equipment Companies (excluding tire and rubber makers). The graph assumes an investment of $100 on the last trading day of 1995, and reinvestment of dividends in all cases.

                              [PERFORMANCE GRAPH]

                                                    DOW JONES AUTO PARTS &
                              THE NASDAQ STOCK       EQUIPMENT COMPANIES
                GENTEX             MARKET            (EXCLUDING TIRE AND
              CORPORATION     (U.S. COMPANIES)          RUBBER MAKERS)
12/29/95            100                100                      100
12/31/96       182.9545           123.0362                 117.8116
12/31/97       244.3182           150.6928                 151.3313
12/31/98       363.6364            212.509                 149.5623
12/31/99       504.5455           394.9215                 153.4347
12/29/00       338.6364            237.618                 112.0365

         The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

         Directors who are employees of the Company receive no compensation for services as directors. Directors who are not employees of the Company receive a director's retainer in the amount of $6,000 per year plus $800 for each meeting of the Board attended and $500 for each committee meeting attended. In addition, each nonemployee person who is a director immediately following each annual meeting of shareholders is entitled to receive an option to purchase 5,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Fred Bauer, Chairman and C.E.O., was a member of the Company's Compensation Committee during the fiscal year ended December 31, 2000. That Committee was responsible for supervising the Company's executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year.

         Arlyn Lanting, a director and member of the Company's Compensation Committee, was an officer of the Company more than fifteen years ago.

TRANSACTIONS WITH MANAGEMENT

         Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouses facilities, and currently houses production operations for the Company's fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a "net" lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent. During 2000, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

         Arlyn Lanting and Kenneth La Grand are both substantial shareholders in MTA Travel, Inc., a local travel agency used by the Company to book airline travel for its employees. During 2000, the Company paid $437,402 for airline travel booked through this agency and the travel agency receives a small percentage (usually less than five percent) of this amount as a commission from the airlines. This arrangement has been reviewed by the Company's Board of Directors and approved on the basis that the prices and services provided afford the best value available to the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. The following fees were paid to Ernst & Young LLP for the services provided to the Company for the fiscal year ended December 31, 2000: Audit Fees of $93,500; Financial Information Systems Design and Implementation Fees of $0; and all other fees of $87,849.

         Representatives of Ernst & Young are expected to be present at the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except that Arlyn Lanting was late in reporting a purchase of 1,000 shares in July 2000 and Leo Weber was late in reporting a purchase of 8,100 shares in December 2000.

SHAREHOLDER PROPOSALS

         Any proposal of a shareholder intended to be presented at the next annual meeting of the Company must be received by the Company at its headquarters, at 600 N. Centennial Street, Zeeland, Michigan 49464, no later than December 12, 2001, if the shareholder wishes the proposal to be included in the Company's proxy statement relating to that meeting. In addition, the Company's Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company's proxy materials. A copy of the Company's Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

         The Company's Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

         Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

         A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY, 600 N. CENTENNIAL STREET, ZEELAND, MICHIGAN 49464.

         Shareholders are urged to promptly date, sign, and return the accompanying Proxy in the enclosed envelope.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Connie Hamblin
                                            Secretary
April 11, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER
                               Gentex Corporation
                                   March 2000


ORGANIZATION
This charter governs the operations of the audit committee. The committee shall review and reassess the charter annually and obtain the approval of the board of directors for any recommended modifications. The committee shall be appointed by the board of directors and, effective no later than June 15, 2001, shall be comprised of at least three directors, each of whom are independent of management and the Company, as determined in accordance with applicable regulatory requirements. During the transition until June 15, 2001, the committee may continue with the currently appointed two members. All committee members are to be financially literate, and at least one member must have accounting or related financial management expertise.

STATEMENT OF POLICY
The audit committee will provide assistance to the board of directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and any legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any relevant matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company and the power to retain independent counsel or other experts for this purpose, where appropriate.

RESPONSIBILITIES AND PROCESSES
The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The policies and procedures of the committee should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement or modify them as appropriate.

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the authority and responsibility to evaluate and, where appropriate, recommend to the board replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee will review and recommend to the board the selection of the Company's independent auditors.

- The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of the audit team staffing and the fees for the services provided. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and any legal and ethical compliance programs. Further, the committee shall meet with the independent auditors, with and without management present, to discuss the results of their examinations.

- The committee shall authorize the independent auditors to review the quarterly interim financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally auditing standards.

                                   APPENDIX B

                               GENTEX CORPORATION
                          SECOND RESTRICTED STOCK PLAN



         1. Purpose and Scope. The purposes of this Plan are to reward outstanding achievements by key employees of Gentex Corporation, to provide an incentive for such employees to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining key personnel through ownership of shares of the Company's common stock.

         2. Definitions. The following words and phrases shall have the following meanings as used in this Plan:

                  a. "Awards" means awards of Shares granted pursuant to this Plan.

                  b. "Award Price" means the closing sale price of Shares reported in the NASDAQ National Market for the day on which the particular Award is granted, or, if prices of Shares are not so published for that date, then a fair market value determined by the Committee by any reasonable method selected in good faith.


                  c. "Board" means the Board of Directors of the Company.

                  d. "Committee" means the committee appointed by the Board pursuant to paragraph 4 of this Plan.

                  e. "Company" means Gentex Corporation.

                  f. "Code" means the Internal Revenue Code of 1986, as amended.

                  g. "Participant" means the individual to whom an Award is granted under this plan.

                  h. "Plan" means this Gentex Corporation Second Restricted Stock Plan.

                  i. "Related Corporation" means any corporation in which the Company has a proprietary interest consisting of at least 50% of the total combined voting power of all class of voting securities of such corporation.

                  j. "Restricted Period" means the period of time over which an Award is to vest, as determined by the Committee.

                  k. "Shares" means the shares of common stock of the Company, par value $0.06 per share.

         3. Stock to be Awarded.

                  a. Subject to the provisions of Paragraph 6(d)(vi) of the Plan, the maximum number of shares that may be subject to Awards under the Plan is 500,000 shares. The Shares may be treasury shares or authorized but unissued Shares of the Company.

                  b. Shares which have been subject to Awards, but which have been forfeited as provided below, shall be added to the Shares otherwise available for Awards under the Plan.

         4. Administration.

                  a. The Plan shall be administered by a Committee appointed by the Board, consisting of three (3) or more directors. A majority of members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible for the operation of the Plan, including determinations as to persons entitled to participate in the plan and the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final and binding.

                  b. The granting of any Award pursuant to this Plan shall be entirely within the discretion of the Committee, and nothing contained in this Plan shall be interpreted or construed to give any person any right to participate under this Plan.

                  c. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company, to the maximum extent permitted by law, from and against any cost, liability or expense imposed or incurred in connection with such persons taking or failing to take any action under the Plan.

         5. Eligibility. Awards may be made at any time, and from time to time, to such individuals as the Committee shall determine in its sole and absolute discretion. Awards granted at different times or to different persons need not contain similar provision.

         6. Basic Terms and Conditions of Awards.

                  a. A Participant shall not be required to make any payment for Shares granted pursuant to an Award.

                  b. In the event of a change in the Participant's duties and responsibilities, or a transfer of the Participant to a different position, the Committee has the discretion to terminate the Award or reduce the number of Shares subject to the Award commensurate with the transfer or change in responsibility.

                  c. Shares granted pursuant to an Award shall be represented by a stock certificate registered in the name of the Participant, subject to
Section 6(d)(viii), below.

                  d. The Committee shall provide for an agreement to be entered into by the Participant and the Company, the terms and conditions of which may include, but are not limited to the following:

                           (i) Number of Shares. The agreement shall state the
total number of Shares to which is pertains.

                           (ii) Award Price. The agreement shall state the Award
Price of the Shares on the date of the granting of the Award.

                           (iii) Restriction Period. The Restriction Period for
any Award granted under the Plan shall be determined by the Committee and shall have a duration of not less than six (6) months and not more than ten (10) years from the date the Award is granted. An Award is considered to be vested when the Restriction Period lapses. Awards may have different Restriction Periods in the discretion of the Committee.

                           (iv) Acceleration. The Committee may in its
discretion, provide for the acceleration of the time at which the Restriction Period will lapse and, in that event, shall specify the conditions which must exist in order for such acceleration to occur.

                           (v) Termination of Employment. In the event a
Participant's employment terminates by reason of retirement or death, or the Participant becomes disabled, the Restriction Period shall be deemed to lapse as of the date of termination or disability on that part of the Award which equals the portion of the Restricted Period, measured in full and partial months, completed before the termination of employment or the date of disability. In the event that a Participant's employment terminates for any other reason, the Committee may determine, in its discretion, whether and the extent to which the Restriction Period shall be lapsed. The balance of any Award not covered by a lapsed restriction shall be forfeited.

         Whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. Employment by the Company shall be deemed to include employment by, and to continue during any period in which a Participant is in the employment of a Related Company.

                           (vi) Recapitalization. The aggregate number of Shares
on which Awards may be granted to Participants, and the price per Share in each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

         Subject to any required action by stockholders, if the Company shall be a surviving or resulting corporation in any merger, consolidation, or other reorganization, any Award granted hereunder shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled.

         A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not a surviving or resulting corporation, shall cause the Restricted Period to lapse in full for every Award then outstanding.

         In the event of a change in the Company's stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued Shares, the shares resulting from any such change shall be deemed to be Shares within the meaning of the Plan.

                           (vii) Assignability. No benefit payable under or
interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary. If any Participant or beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under or interest in the Plan, then the Committee in its discretion may hold or apply such benefit or interests on any part thereof to or for the benefit of such Participant or his beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper.

                           (viii) Rights as a Stockholder. The Participant shall
have the right to receive dividends during the Restriction Period, to vote the Shares subject to an Award, and to enjoy all other stockholder rights, except that the participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Shares during the Restriction Period, and a restrictive legend to that effect shall be placed on the certificate issued to the Participant for those Shares.

                           (ix) Other Provisions. The agreements authorized
under this Plan may contain such other provisions as the Committee shall deem advisable.

                  e. In the event a Participant engages in any activity competitive to any business of the Company that is being actively conducted or planned at the time of termination of the Participant's employment with the Company, prior to the expiration of four (4) years after such termination of employment, either directly or indirectly, as a proprietor, partner, employee, officer, director, consultant, or holder of any equity interest in any competitive corporation or limited liability company (excluding less than five percent (5%) interest in any publicly traded entity), then the Participant shall forfeit all economic benefits derived by the Participant with respect to all Awards granted to the Participant that were outstanding and not vested as of, or granted after a date, that is four (4) years prior to the date the competitive activity commenced. Forfeiture of economic benefits shall mean payment to the Company of an amount equal to the difference between the price paid by the Participant for such Shares, if any, and the market price for those Shares as of the date the restrictions lapsed with respect to those Shares.

         7. Effective Date, Termination and Amendment. The Plan shall take effect only upon, and as of the date of approval by the Company's stockholders. Unless earlier terminated by the Board, the Plan shall terminate on March 2, 2011, after which date no Awards may be granted under the Plan. The Board may terminate or amend the Plan at any time, or from time to time, as it deems proper and in the best interest of the Company; provided, however, that no amendment may alter the aggregate number of shares that may be issued under the Plan, modify the eligibility requirements set forth herein, or impair a Participant's rights or obligations pursuant to outstanding Awards.

         8. Miscellaneous Provisions.

                  a. No Right of Continued Employment. Neither the establishment of the Plan nor the granting of any Award hereunder nor any action of Gentex Corporation or Related Corporations or the Boards of Directors of Gentex Corporation or any Related Corporation or of the Committee pursuant to the Plan shall be held or construed to confer upon any person any legal or equitable right to be continued in the employ of Gentex Corporation or any Related Corporation, and Gentex Corporation and Related Corporations expressly reserve the right to discharge any Participant whenever the interest of Gentex Corporation or Related Corporations may so require without liability to Gentex Corporation or Related Corporations, the Board of Directors of Gentex Corporation or Related Corporations or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

                  b. Withholding Taxes. Gentex Corporation shall have the right to require a payment from a Participant to cover applicable withholding taxes.

                  c. Michigan Law to Govern. The Plan and all agreements entered into under the Plan shall be construed pursuant to the laws of the State of Michigan.

                  d. Obligations. Gentex Corporation or Related Corporations or the Board of Directors of Gentex Corporation shall not by any provisions of this Plan, be deemed to be a trustee of any property, and the liabilities of Gentex Corporation or Related Corporations to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of Gentex Corporation or Related Corporations shall be deemed to be secured by any pledge or other encumbrance on any property of Gentex Corporation or Related Corporations.

                  e. Change in Conditions or Federal Income Tax Laws. In the event of relevant changes in the Federal income tax laws, regulations and rulings or other factors affecting the continued appropriateness of Awards under the Plan, the Committee may, in its sole discretion, accelerate or change the form of payment or distribution of all Awards and dividends.

                  f. Employee's Agreement. If, at the time of the distribution of any Shares hereunder, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant receiving such shares shall agree that he or she will take the shares for investment and not with any present intention to resell the same and that he or she will dispose of such Shares only in compliance with such laws and regulations, and the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

         The foregoing Plan was duly adopted by the Board of Directors of Gentex Corporation on March 2, 2001, subject to the approval of the Company's shareholders.



                                 --------------------------------------
                                 Connie Hamblin
                                 Secretary

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The shareholder(s) signing on the reverse side hereby appoint(s) Connie Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 23, 2001, at the Annual Meeting of Shareholders to be held on May 16, 2001, or any adjournment thereof.

1. Election of Directors (except where marked to the contrary) for a three-year term. _____ FOR _____ WITHHELD
Nominees: Mickey Fouts, John Mulder, Frederick Sotok

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee's name listed above.)

2. To act upon a proposal to approve the Gentex Corporation Second Restricted Stock Plan.

_______FOR    _______ AGAINST   ________ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


_____ I plan to attend the meeting.   _____ I do not plan to attend the meeting.

                         (To be Signed on Reverse Side)




--------------------------------------------------------------------------------







         When properly executed, this proxy will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM AND FOR THE APPROVAL OF THE GENTEX CORPORATION SECOND RESTRICTED STOCK PLAN.




SIGNATURE                                           DATE
          -----------------------------------------      ------------


SIGNATURE                                           DATE
          -----------------------------------------      ------------



NOTE: Please sign as your name appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust, or corporation, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney.